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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF BUSH BOAKE ALLEN INC.

                                                                             Percentage of
                                                        Place of             Voting Stock
Subsidiary                                              Incorporation        Owned
----------                                              -------------        -----
Bush Boake Allen Canada Inc.                            Canada               100%

Bush Boake Allen (Chile) S.A.                           Chile                100%

Bush Boake Allen Industria E Commercial do
    Brasil Limitada                                     Brazil               100%

Bush Boake Allen Colombia S.A.                          Colombia             100%

Bush Boake Allen Mexico, S.A. de C.V.                   Mexico               100%

Bush Boake Allen Controladora S.A. de C.V.              Mexico               100%

Bush Boake Allen Servicios S.A. de C.V.                 Mexico               100%

Bush Boake Allen (Nominees) Limited                     England              100%

Bush Boake Allen Holdings (U.K.) Limited                England              100%

Bush Boake Allen Pension Investments Limited            England              100%

Bush Boake Allen (Executive Pension                     England              100%
   Trustees) Limited

Bush Boake Allen (Pension Trustees) Limited             England              100%

Bush Boake Allen (Works Pension                         England              100%
   Trustees) Limited

Bush Boake Allen Limited                                England              100%

W.J. Bush & Co., Inc.                                   Delaware             100%

GMB Proteins Limited                                    England              100%

Bush Boake Allen Australia Ltd.                         Australia            100%

Bush Boake Allen Espana S.A.                            Spain                100%

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                                                                    EXHIBIT 21.1
                                                                    Page 2

                                                                             Percentage of
                                                        Place of             Voting Stock
Subsidiary                                              Incorporation        Owned
----------                                              -------------        ------------
Bush Boake Allen Morimura Limited                       Japan                 65%

Bush Boake Allen (Guangzhou) Co. Ltd.                   China                 95%

Bush Boake Allen (Hong Kong) Limited                    Hong Kong            100%

A. Boake, Roberts And Company (Holding),                England              100%
   Limited

Bush Boake Allen Esans ve Aromatik                      Turkey               99.9%
   Urunler Sanayi AS

PT Bush Boake Allen Indonesia                           Indonesia             60%

Bush Boake Allen (New Zealand) Limited                  New Zealand          100%

Bush Boake Allen Singapore Pte. Ltd.                    Singapore            100%

Bush Boake Allen (Malaysia) SDN. BHD.                   Malaysia             100%
   (Kuala Lumpur)

Bush Boake Allen Denmark ApS.                           Denmark              100%

Bush Boake Allen France                                 France               100%

Bush Boake Allen Zimbabwe (Private)                     Zimbabwe             100%
   Limited

Bush Boake Allen (India) Limited                        India                 75%

Hindustan Flavours and Fragrances (Inter-               India                 70%
   national) Limited

Bush Boake Allen (Jamaica) Limited                      Jamaica               70%

Bush Boake Allen (SA) (Proprietary) Limited             South Africa         100%

Bush Boake Allen (Thailand) Limited                     Thailand              60%

Bush Boake Allen Deutschland GmbH                       West Germany         100%

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                                                                    EXHIBIT 21.1
                                                                    Page 3


                                                                             Percentage of
                                                        Place of             Voting Stock
Subsidiary                                              Incorporation        Owned
----------                                              -------------        -------------
Bush Boake Allen, Moscow, Ltd.                          Russia               100%

Bush Boake Allen Benelux B.V.                           Netherlands          100%

Bush Boake Allen Scandinavia Aktielbolag                Sweden               100%

Bush Boake Allen (C.R.) s.r.o.                          Czech Republic       100%

Stafford Specialty Ingredients Limited                  England              100%

Bush Boake Allen Italia S.P.A.                          Italy                100%

Bush Boake Allen Pakistan (Private) Limited             Pakistan              50%

Bush Boake Allen Philippines, Inc.                      Philippines          100%

Asian Investments, Inc.                                 Delaware             100%

Fragrance Holdings Private Limited                      India                 40%

Essence Scientific Research Private Limited             India                 40%

Jamaica Extracts Limited                                Jamaica               58%

Thai Flavour & Fragrance Co. Limited                    Thailand              49%

Bush Boake Allen Aromatica S. A.                        Argentina            100%

Bush Boake Allen Barbados Inc.                          Barbados             100%

Bush Boake Allen Enterprises Ltd.                       England              100%

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